                    ADVANCED TECHNOLOGY LABORATORIES, INC.
                    --------------------------------------
                           (Washington Corporation)
                           ------------------------


                            PARENTS & SUBSIDIARIES

                                                                               Jurisdiction of   Percentage of
Registrant                                                                      Incorporation   Voting Control
----------                                                                     ---------------  --------------
Advanced Technology Laboratories, Inc.............................................Washington

Subsidiaries included in the consolidated financial statements contained herein:

ATL Ultrasound, Inc...............................................................Washington        100
    ATL Medizinische Gerate Service und
    Handelgesellschaft m.b.H......................................................Austria           100
    Advanced Technology Laboratories United Kingdom - Limited.....................England            99(1)
    Advanced Technology Laboratories (Deutschland) GmbH...........................Germany            98(2)
    Advanced Technology Laboratories S.A.R.L......................................France             99.9997(3)
         Interspec Sarl...........................................................France            100
    Advanced Technology Laboratories S.p.A........................................Italy             100
    Advanced Technology Laboratories Singapore Private Ltd........................Singapore         100
    Advanced Technology Laboratories Argentina S.A................................Argentina          99(4)
    ATL China Ltd.................................................................Hong Kong          99(4)
    Scientific Medical Systems International, Inc.................................Delaware          100
    Advanced Technology Laboratories, Inc.........................................Delaware          100
    ATL China, Inc................................................................Washington        100
    ATL India Limited.............................................................India              51(5)
    ATL International, Inc........................................................Washington        100
         Advanced Technology Laboratories Australia Pty., Ltd.....................Australia          99.99(6)
         Advanced Technology Laboratories - Belgium N.V...........................Belgium            99(1)
         Advanced Technology Laboratories Nederland B.V...........................Netherlands       100
         Advanced Technology Laboratories (Canada), Inc...........................Canada            100
    Atlas Diagnostics International, Inc..........................................Washington        100
    Atlantis Diagnostics International, L.L.C.....................................Washington         60(7)
    Interspec U.K. Ltd............................................................United Kingdom    100
    Interspec USVI, Inc...........................................................St. Thomas USVI   100
    Interspec srl.................................................................Italy             100
    Westinghouse Bahamas..........................................................Bahamas           100

(1) 1% held by Advanced Technology Laboratories, Inc. (Delaware)
(2) 2% held by Scientific Medical Systems International, Inc.
(3) 432,869 parts held by ATL Ultrasound, Inc. and 1 part owned by ATL International, Inc.
(4) 1% held by ATL International, Inc.
(5) 49% held by Sanmar Electrotech Holdings Ltd.
(6) .01 held by Gregory John Brand
(7) Limited Liability Company.  Ownership consists of Members.
    ATL Ultrasound, Inc. owns a 60% interest and Hitachi Medical Corporation owns a 40% interest.

As of 12/31/96